Exhibit 17(b)

Virtus Global Dividend & Income Fund Inc.

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IMPORTANT SPECIAL MEETING INFORMATION	000004
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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Eastern Time, November 1, 2019.

Vote by Internet • Log on to the Internet and go to www._________ • Follow the steps outlined on the secured website.

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

Using a black Ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Special Meeting Proxy Card	1234 5678 9012 345

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

 A   Proposal — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS BELOW.

1.	To approve the issuance of additional shares of common stock of Virtus Global Dividend & Income Fund Inc. (“ZTR”) in connection with the Agreement and Plan of Reorganization.

For	Against	Abstain
☐	☐	☐

2.	To approve a new subadvisory agreement between ZTR, Virtus Investment Advisers, Inc., and Duff & Phelps Investment Management Co.

For	Against	Abstain
☐	☐	☐

			For	Withhold
3.	To elect the following as director:

	a.	Donald C. Burke as a Class I director	☐	☐

	b.	Sidney E. Harris as a Class I director	☐	☐

	c.	John R. Mallin as a Class II director	☐	☐

	d.	Connie D. McDaniel as a Class III director	☐	☐

	e.	Geraldine M. McNamara as a Class III director	☐	☐

 B   Non-Voting Items

Change of Address — Please print new address below.

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Receipt of Notice of Special Meeting and Proxy Statement is hereby acknowledged. Important: Joint owners must EACH sign. When signing as attorney, trustee, executor, administrator guardian or corporate officer, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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02F9ND

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING TO BE HELD ON NOVEMBER 1, 2019:

The Proxy Statement for the Special Meeting is available on the Internet at www.____________

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Virtus Global Dividend & Income Fund Inc.

Proxy — VIRTUS GLOBAL DIVIDEND & INCOME FUND INC.

Special Meeting of Shareholders

November 1, 2019

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints George R. Aylward, William Renahan and Jennifer S. Fromm, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Virtus Investment Partners, Inc., One Financial Plaza, Hartford, CT 06103 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof (the “Meeting”), to vote all shares of Virtus Global Dividend & Income Fund Inc., which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions indicated herein. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. This proxy is solicited on behalf of the Board of Directors of Virtus Global Dividend & Income Fund Inc.

This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder, and in the discretion of such proxies, upon any and all other matters as may properly come before the Meeting or any adjournment thereof. If no direction is made, this proxy will be voted “FOR” the proposal listed on the reverse side. The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Joint Proxy Statement for the Meeting to be held on November 1, 2019.

THE BOARD RECOMMENDS THAT YOU CAST YOUR VOTE “FOR” THE PROPOSAL LISTED ON THE REVERSE SIDE.